EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18, United States Code), each of the undersigned officers of Minerals Technologies Inc., a Delaware corporation (the "Company"), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended October 2, 2016 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 4, 2016

		By:	/s/ Douglas T. Dietrich
Douglas T. Dietrich
Interim Co-Chief Executive Officer,
Senior Vice President, Finance and Treasury, Chief Financial Officer

Date:	November 4, 2016

		By:	/s/Thomas J. Meek
Thomas J. Meek
Interim Co-Chief Executive Officer,
Senior Vice President, General Counsel and
Secretary, Chief Compliance Officer

The foregoing certification is being furnished solely pursuant to Exchange Act Rule 13a-14(b); is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section; and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.